EXHIBIT 10.2

FIRST AMENDING AGREEMENT TO THE

SHARE AND DEBT PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) dated the 8th day of February, 2005 is made

BETWEEN:

1143928 ALBERTA LTD., a corporation duly organized and existing under the laws of the Province of Alberta (“Purchaser”)

- and -

EXCO RESOURCES, INC., a corporation duly organized and existing under the laws of the State of Texas (“EXCO”)

- and -

TAURUS ACQUISITION, INC., a corporation duly organized and validly existing under the laws of the State of Texas (“Taurus”)

(EXCO and Taurus are herein collectively referred to as “Seller”)

WHEREAS:

A.                                   Seller and Purchaser executed the Share and Debt Purchase Agreement dated the 12th day of January, 2005 (the “Purchase Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to buy the Company Stock and the Taurus Notes, upon the terms and subject to the conditions set forth therein.

B.                                     Seller and Purchaser now desire to amend the Purchase Agreement on the terms and conditions herein contained.

NOW THEREFORE, in consideration of the recitals and the mutual covenants and agreements set forth in this Agreement and for such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  Unless otherwise specified herein or the context otherwise requires, capitalized terms utilized herein, including the recitals hereof, will have the meanings given to them in Purchase Agreement.

2.                                       Amendments to the Purchase Agreement.

(a)                                  Taurus Notes:  Effective as of the date hereof, Section 2.3(a)(i)(A) of the Purchase Agreement is amended by deleting the reference to “$97,874,177.10” therein and substituting “$108,325,788.83” therefor.

(b)                                 Title to Shares:  Effective as of the 12th day of January, 2005, Section 3.1(d) of the Purchase Agreement is amended by deleting the reference to “2.9(a)(xviii)” therein and substituting “2.9(a)(xvii)” therefor.

3.                                       Headings.  The headings used in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

4.                                       Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, is not affected thereby in a materially adverse manner with respect to either party hereto.

5.                                       Amendment or Waiver.  This Agreement may be amended, modified, supplemented, restated or discharged (and the provisions hereof may be waived) only by one or more instruments in writing signed by the party hereto against whom enforcement of the amendment, modification, supplement, restatement, discharge or waiver is sought.

6.                                       Further Assurances.  The parties hereto shall take such further reasonable actions and shall execute, acknowledge and deliver all such further documents that are reasonably necessary or appropriate to consummate the transactions contemplated hereby.

7.                                       Governing Law.  This Agreement shall in all respect be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta and the federal laws of Canada applicable therein.

8.                                       Amendments and Supplements.  Any reference herein to this Agreement shall be deemed to include reference to the same as it may be amended, modified and supplemented from time to time.

9.                                       Enurement.  This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.                                 Continuing Effect.  Each of the parties hereto acknowledges and agrees that the Purchase Agreement, as amended by this Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.

11.                                 Counterpart Execution.  This Agreement may be executed and delivered in separate counterparts and delivered by one party hereto to the other by facsimile, each of which when so executed and delivered shall be deemed an original and all such counterparts shall together constitute one and the same agreement.

THIS AGREEMENT has been executed effective the date first above written.

1143928 ALBERTA LTD.

By:	/s/ JONATHAN LEXIER
Name: Jonathan Lexier
Title: Chief Operating Officer

By:	/s/ PAUL E. BELLIVEAU
Name: Paul E. Belliveau
Title: Vice President, Finance and CFO

EXCO RESOURCES, INC.		TAURUS ACQUISITION, INC.

By:	/s/ J. DOUGLAS RAMSEY	By:	/s/ J. DOUGLAS RAMSEY
Name: J. Douglas Ramsey		Name: J. Douglas Ramsey
Title: Vice President & CFO		Title: Vice President